SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 14, 2011


                              ADD-ON EXCHANGE, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    000-52867                  38-3794899
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

475 Park Avenue, 30th Floor New York, New York                     10016
   (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (800) 818-1385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On January 14, 2011, the board of directors of Add-on Exchange, Inc. ("Company") approved the dismissal of Marcum LLP ("Marcum") as the Company's independent registered public accounting firm. Marcum's dismissal was effective immediately.

     Marcum had not yet issued a report on the fiscal years ended September 30, 2010 and 2009.

     During Marcum's engagement from August 17, 2010, through January 14, 2011 (the date of Marcum's dismissal), (i) there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in its reports on the Company's financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

     As of June 30, 2010, Marcum had advised us that it identified certain deficiencies in our internal controls over financial reporting that constitute a "material weakness." The material weakness principally relates to our having limited segregation of duties within our accounting department and the need for us to strengthen our expertise with respect to the application of complex accounting principles involving equity transactions and SEC reporting rules. These control deficiencies have not resulted in any misstatements in our financial statements. Management has attempted to remedy these deficiencies by engaging outside consultants with the appropriate skills to address our ongoing accounting and finance needs.

     On January 26, 2011, the Company provided Marcum with a copy of the disclosure it was making in this Form 8-K in response to Item 4.01 on Form 8-K, and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Marcum agreed with the above statements. A copy of Marcum's letter to the Commission is attached hereto as
Exhibit 16.1

     On January 14, 2011, we engaged Sherb & Co. ("Sherb") as our independent registered public accounting firm for the Company's fiscal years ended September 30, 2010 and 2009. This change in the Company's independent registered public accounting firm was approved by our board of directors on January 14, 2011.

     During the fiscal years ended September 30, 2010 and 2009, and the subsequent interim period through the date we engaged Sherb, the Company did not consult with Scherb regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered to the Company's financial statements or
(ii) any matter that was wither the subject of a disagreement or an event identified in response to Item 304(a)(1)(iv) of Regulation S-K.

     On January 6, 2011, we received a letter from the Securities and Exchange Commission advising us that effective October 22, 2010, the Public Company
Accounting Oversight Board ("PCAOB") revoked the registration of Gately & Associates LLC ("Gately") and that, since Gately was no longer registered with the PCAOB, we may not include Gately's audit reports in our filings with the Commission. The result of this notification is that our financial statements for the fiscal year ended September 30, 2009, must be re-audited by an independent public accounting firm registered with the PCAOB. Sherb will conduct this audit for the Company.

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
     As we must have our financial statements for the fiscal year ended September 30, 2009 re-audited, we will not be able to file our Form 10-K Annual Report for the fiscal year ended September 30, 2010, on time. We previously filed a Form 12b-25 Notice of Late Filing with the Commission on December 29, 2010, indicating that we would file our Form 10-K by January 13, 2011. Due to the PCAOB's deregistration of Gately and the SEC's letter of January 6, 2011, advising us that due to Gately's deregistration by the PCAOB, we may not include Gately's audit reports in our filings with the SEC and that our financial statements for the fiscal year ended September 30, 2009 must be re-audited by an independent public accounting firm registered with the PCAOB, we could not meet that filing deadline and we are no longer current in our filings under the Securities Exchange Act of 1934. Our management will use its best efforts to work with Scherb & Co. to complete the re-audit of 2009 and the new audit for 2010, so that we may file our Form 10-K as soon as practicable.

ITEM 9.01 EXHIBITS.

     (d) Exhibits

         Exhibit No.               Description of Exhibit
         -----------               ----------------------

            16.1        Letter dated January 26, 2011, from Marcum LLP

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 26, 2011
                                            ADD-ON EXCHANGE, INC.


                                            By: /s/ John Rafuse
                                               ---------------------------------
                                               John Rafuse
                                               Chief Executive Officer

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
                                 EXHIBIT INDEX

Exhibit No.                  Description of Exhibit
-----------                  ----------------------

   16.1        Letter dated January 26, 2011, from Marcum LLP